UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2021 (June 22, 2021)

Nuwellis, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35312	No. 68-0533453
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12988 Valley View Road, Eden Prairie, MN 55344
(Address of Principal Executive Offices) (Zip Code)

(952) 345-4200
(Registrant’s Telephone Number, Including Area Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NUWE	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of George Montague as Chief Financial Officer and Treasurer

Effective June 28, 2021, George Montague was appointed as Chief Financial Officer and Treasurer of Nuwellis, Inc. (the “Company”). Mr. Montague, age 56, previously served as the Chief Financial Officer and Chief Operating Officer of Smiths Medical, a $1.1 billion device manufacturer where he restored sales growth and improved profitability. He also worked as the Group Financial Controller to the $4.2 billion parent company in London, UK. Earlier in his career, Mr. Montague led finance and strategy for two of Medtronic plc’s four operating groups. He served as the Vice President, Finance and Strategy for Medtronic’s $6.5 billion operating group – Restorative Therapies Group. He also guided finance, strategy and business development for Medtronic’s Diabetes franchise. With extensive expertise in acquisitions, Mr. Montague also worked on the largest-ever medical technology acquisition in China. Mr. Montague received his Bachelor of Science in Business Administration from the University of California, Berkeley and his Master of Business Administration from the Wharton School of the University of Pennsylvania.

Other than his employment arrangement, there are no arrangements or understandings between Mr. Montague and any other person with respect to the appointment described above, and Mr. Montague has no family relationship with any director or executive officer of the Company. Mr. Montague is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

On June 12, 2021, the Company entered into an Offer Letter with Mr. Montague (the “Offer Letter”). The following description of the Offer Letter is not complete and is qualified in its entirety by reference to the Offer Letter filed as Exhibit 10.1 hereto and incorporated herein by reference. The Offer Letter provides that Mr. Montague’s employment with the Company is effective June 28, 2021, or another mutually agreed upon date, and that Mr. Montague’s employment with the Company is “at will,” meaning either Mr. Montague or the Company are entitled to terminate Mr. Montague’s employment at any time for any reason, with or without cause. However, the Offer Letter provides that, if the Company terminates Mr. Montague’s employment without Cause (as defined in the Offer Letter), then, subject to certain conditions, the Company will: (i) pay Mr. Montague an amount equal to his then current base salary during the one-year period following the end of his employment (the “Severance Period”), payable semi-monthly or otherwise pursuant to the Company’s regular payroll policies (the “Severance Payments”); and (ii) during the Severance Period, if Mr. Montague elects and remains eligible for continuation coverage under COBRA, reimburse the monthly COBRA premium paid by Mr. Montague (the “Health Benefits”), subject to satisfactory evidence of payment, continued copayment of premiums at the same level as if Mr. Montague were an employee, and such payment being in compliance with applicable law.

The Offer Letter entitles Mr. Montague to, among other benefits, the following compensation:

•	An annual base salary of $325,000;

•	A bonus of up to 45% of Mr. Montague’s base salary, applied on a pro-rata basis in 2021, provided that Mr. Montague must be employed in good standing with the Company as of the bonus payment date;

•
Participation in the Company’s employee stock option program, benefit programs and arrangements that the Company makes available to its employees, including contributory and non-contributory welfare and benefit plans;

•	An annual accrual of 152 hours of personal time off; and

•	Participation in the Company’s 401(k) plan.

Pursuant to the Offer Letter, Mr. Montague will be granted an option to purchase 62,535 shares of the Company’s common stock under the Nuwellis, Inc. 2021 Inducement Plan, at a per share exercise price equal to the closing price of the Company’s common stock on the Nasdaq Capital Market on the grant date, subject to approval by the Company’s Board of Directors. The option awards will be evidenced by a stock option grant notice and option agreement substantially in the Company’s form of Stock Option Grant Notice, Option Agreement and Notice of Exercise under the Nuwellis, Inc. 2021 Inducement Plan, which is attached to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 20, 2021 as Exhibit 10.2.  The options will have a 10-year term, and the shares subject to the options shall vest and become exercisable as follows, subject to Mr. Montague’s continuous service with the Company through such vesting dates:

•	25% of the shares subject to each option shall vest and become exercisable on the one-year anniversary of the grant date; and

•	The remainder of the shares subject to each option shall vest and become exercisable in 36 equal consecutive monthly increments from the first anniversary of the grant date.

Also, in connection with Mr. Montague’s appointment as Chief Financial Officer and Treasurer of the Company, Mr. Montague and the Company entered into a Change in Control Agreement (the “Change in Control Agreement”). The following description of the Change in Control Agreement is not complete and is qualified in its entirety by reference to the form of Change in Control Agreement, which is attached to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 25, 2021 (“Form 10-K”) as Exhibit 10.25. The Change in Control Agreement provides that, if a Change in Control (as defined in the Change in Control Agreement) occurs while Mr. Montague is actively employed by the Company, all of the unvested shares underlying any stock option or other equity based awards held by Mr. Montague on the effective date of such Change in Control shall vest and become exercisable immediately prior to the effectiveness of such Change in Control.

The Change in Control Agreement provides further that, subject to certain conditions, if (i) Mr. Montague’s employment with the Company terminates during the period commencing on the effective date of a Change in Control and ending on the date one year thereafter at the initiative of the Company without Cause or due to a voluntary Resignation for Good Reason (each as defined in the Change in Control Agreement) or (ii) if Mr. Montague’s employment terminates due to a voluntary Resignation for Good Reason and a Change in Control occurs within 90 days thereafter, then the Company shall provide to Mr. Montague the Severance Payments and the Health Benefits.

Pursuant to the Employee Proprietary Information, Inventions Assignment and Non-Competition Agreement between the Company and Mr. Montague dated as of June 12, 2021, attached as Exhibit A to the Offer Letter, Mr. Montague is subject to certain non-solicitation and non-competition requirements. Additionally, in accordance with the Company’s customary practice, the Company is entering into its standard form of indemnification agreement with Mr. Montague, which will require the Company to indemnify him against certain liabilities that may arise as result of his status or service as an officer. The description of Mr. Montague’s indemnification agreement is qualified in its entirety by the full text of the form of indemnification agreement, which is attached to the Company’s Form 10-K as Exhibit 10.24.

Item 7.01	Regulation FD Disclosure.

On June 22, 2021, the Company issued a press release announcing the appointment of Mr. Montague as the Company’s Chief Financial Officer and Treasurer. A copy of the press release is furnished herewith as Exhibit 99.1 hereto.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished, shall not be deemed “filed” for any purpose, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Offer Letter by and between Nuwellis, Inc. and George Montague, effective as of June 28, 2021.

99.1	Nuwellis, Inc. Press Release, dated June 22, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2021	NUWELLIS, INC.

	By:	/S/ Nestor Jaramillo, Jr.
	Name:	Nestor Jaramillo, Jr.
	Title:	President and Chief Executive Officer